U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM 8-K

            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report:  August 8, 2001


                             STOCK WATCH MAN INC.
           ------------------------------------------------------
           (Exact Name of registrant as specified in its Charter)


         Nevada                 0-31959                     88-0433815
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(State of Incorporation)    Commission File No.        (IRS Employer
                                                       Identification No.)

            1016 Howard St., Las Vegas, NV                 89104
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       (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number:  (702) 737-0963
                                       --------------

                               Not applicable
                  -------------------------------------
                  (Registrant's former name and address)

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Item 2.    Acquisition or Disposition of Assets.

     On August 8, 2001, the Company entered into an Asset Purchase Agreement with Global Atomics, Inc., a Wyoming corporation. The Agreement provides for the Company to acquire a Patent License Agreement between Global Atomics, Inc. and Global Atomics Licensing, Ltd., a British Virgin Islands corporation. The asset acquisition agreement requires the Company to issue and deliver 17,872,500 common shares to Global Atomics, Inc. in consideration for assigning the Patent License Agreement to the Company. The shares will be issued to Global Atomics, Inc. in two installments because the Company has insufficient authorized common stock capital to issue all of the shares presently. Initially, the Company will issue 12,872,500 common shares with the balance of 5,000,000 shares being issued and delivered when the authorized common stock capital is increased. The Company is taking action to increase the authorized common capital which will require amendment to the Company's Articles of Incorporation.

     The Patent License Agreement involves new technologies which may prove effective in the remediation of nuclear waste products. Management believes the potential value of the technologies associated with the Patent License Agreement justified the issuance of the shares.


Item 5.    Other Events.

     The Company is taking action which will focus the Company's business
efforts in a new direction.   Management believes this new corporate
business will add value to shareholder equity.

     On August 6, 2001, the Board of Directors authorized the issuance of 17,872,500 shares of common stock in exchange for the acquisition of a Patent License Agreement from Global Atomics, Inc., a Wyoming corporation. The Company presently has 12,872,500 common shares available for the issuance from its authorized common stock. The 5,000,000 share balance will be issued when the Company amends its Articles of Incorporation thereby increasing its authorized common stock.

     On August 8, 2001, the majority shareholders authorized the amendment to the Articles of Incorporation increasing the common stock capital from 15,000,000 shares to 100,000,000 shares. This authorization was implement by the written consent of the majority shareholders in lieu of a special meeting. The majority shareholders have also authorized a corporate name change. The new corporate name will be Nuclear Solutions, Inc. The increase in authorized capital and new corporate name will not be effective until the Amendment to the Articles of Incorporation is filed. This filing will take place after notice to the Company shareholders in accordance with the provisions of the Schedule 14C Information Statement.

     The Company is taking steps to notify its shareholders of the majority shareholder action. An Information Statement prepared on Schedule 14C is being prepared for that purpose.

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     Steve Yeich, the Company's current Director, President and Secretary and Tracy Yeich, the Company's Vice President have resigned and appointed the following persons to fill the vacancies created. The new director and officers are set forth below and are effective 5:00 o'clock P.M. PST, August 8, 2001:

     Dr. Paul Brown-President, Chief Executive Officer, Director
     Patrick Herta, Vice President, Assistant Secretary
     Jacky Brown, Secretary, Treasurer


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Stock Watch Man, Inc.
Dated: August 8, 2001

                                         /s/ Steven Yeich
                                         ----------------
                                         By: Steven Yeich
                                         Title: President




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